As filed with the Securities and Exchange Commission on June 5, 2003

Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MB FINANCIAL, INC.
 (Exact name of registrant as specified in its charter)

Maryland	36-446025
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

801 West Madison Street, Chicago, Illinois	60607
(Address of principal executive offices)	(Zip Code)

MB FINANCIAL, INC.
1997 OMNIBUS INCENTIVE PLAN
(Full title of the plan)

Craig M. Scheer, P.C.
Silver, Freedman & Taff, L.L.P.
(a limited liability partnership including professional corporations)
1700 Wisconsin Avenue, N.W.
Washington, D.C. 20007
(Name and address of agent for service)

(202) 295-4500
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $.01 per share	1,500,000 shares(1)	(2)	$57,057,055(2)	$4,622(2)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of a stock split, stock dividend or similar adjustment of the outstanding shares of the common stock of MB Financial, Inc.
(2)	Calculated in accordance with Rule 457(h) under the Securities Act of 1933, based upon the following: (i) for shares underlying stock options granted under the plan, the prices at which such options may be exercised; and (ii) for shares that are not subject to stock options granted under the plan, the average of the high and low sale prices per share of the common stock on The Nasdaq Stock Market on May 29, 2003.

NEXT PAGE

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The purpose of this Registration Statement on Form S-8 is to register additional shares of the common stock, par value $.01 per share, of MB Financial, Inc., a Maryland corporation (the "Company"), authorized for issuance under the Company's 1997 Omnibus Incentive Plan (the "Plan"). The contents of the Company's previously filed Registration Statement on Form S-8 (File No. 333-64584) relating to the Plan (the "Initial Registration Statement") are incorporated herein by reference, except for Items 3 and 8 of Part II of the Initial Registration Statement.

I-1
NEXT PAGE

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

         The following documents previously filed with the Commission (File No. 0-24566-01) are hereby incorporated by reference in this Registration Statement and the prospectus to which this Registration Statement relates (the "Prospectus"):

(a)	the Company's Annual Report on Form 10-K for the year ended December 31, 2002;
(b)	the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003;
(c)	the Company's Current Reports on Form 8-K filed on March 12, 2003, April 22, 2003 and June 4, 2003;
(d)	the Company's proxy statement for its annual meeting of stockholders held on April 22, 2003; and
(e)	the description of the Common Stock of the Company contained in the Company's Registration Statement on Form 8-A filed on October 9, 2001, and all amendments or reports filed for the purpose of updating such description.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act"), after the filing of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and the Prospectus and to be a part hereof and thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or in the Prospectus shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement or the Prospectus.

         This incorporation by reference shall not be deemed to specifically incorporate by reference the information relating to the audit committee report (as permitted under Item 306 of Regulation S-K) or the board compensation committee report on executive compensation and performance graph (as permitted under Item 402(a)(8) of Regulation S-K) contained in any annual meeting proxy statement of the Company. Nor shall this incorporation by reference be deemed to specifically incorporate by reference the information provided under Item 9 or Item 12 of any Current Report on Form 8-K filed by the Company.

         The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Doria Koros, Secretary, MB Financial, Inc., 1200 North Ashland Avenue, Chicago, Illinois 60622, telephone number (773) 645-7868.

         All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 8. Exhibits.

         See the Index to Exhibits to this Registration Statement.

NEXT PAGE

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, there unto duly authorized in the City of Chicago, State of Illinois, on June 5, 2003.
MB FINANCIAL, INC.
By:	/s/ Mitchell Feiger Name: Mitchell Feiger Title: President and Chief Executive Officer

POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mitchell Feiger, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent or his substitutes or substitute may lawfully do or cause to be done by virtue hereof.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Mitchell Feiger Mitchell Feiger Director, President and Chief Executive Officer (Principal Executive Officer)	Date: June 5, 2003
/s/ Jill E. York Jill E. York Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	Date: June 5, 2003
/s/ E.M. Bakwin E.M. Bakwin Chairman of the Board	Date: June 5, 2003
/s/ James N. Hallene James N. Hallene Director	Date: June 5, 2003

NEXT PAGE

/s/ Leslie S. Hindman Leslie S. Hindman Director	Date: June 5, 2003
/s/ David Husman David Husman Director	Date: June 5, 2003
/s/ Robert S. Engelman, Jr. Robert S. Engelman, Jr. Director	Date: June 5, 2003
/s/ Alfred Feiger Alfred Feiger Director	Date: June 5, 2003
/s/ Richard I. Gilford Richard I. Gilford Director	Date: June 5, 2003
/s/ Thomas H. Harvey Thomas H. Harvey Director	Date: June 5, 2003
/s/ Ronald D. Santo Ronald D. Santo Director	Date: June 5, 2003
/s/ Burton J. Field Burton J. Field Director	Date: June 5, 2003
/s/ Lawrence E. Gilford Lawrence E. Gilford Director	Date: June 5, 2003
/s/ Patrick Henry Patrick Henry Director	Date: June 5, 2003
/s/ Richard J. Holmstrom Richard J. Holmstrom Director	Date: June 5, 2003

NEXT PAGE

/s/ Clarence Mann Clarence Mann Director	Date: June 5, 2003
/s/ Kenneth A. Skopec Kenneth A. Skopec Director	Date: June 5, 2003

NEXT PAGE

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Charter of the Registrant, as amended (included as Exhibit 3.1 to the Company 's Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 0-24566-01) and incorporated herein by reference).

4.2	Bylaws of the Registrant, as amended (included as Exhibit 3.2 to Amendment No. One to Registration Statement on Form S-1 of the Registrant and MB Financial Capital Trust I filed on August 7, 2002 (File Nos. 333-97007 and 333-97007-01) and incorporated herein by reference).

4.3	Form of the Registrant's specimen common stock certificate (filed as Exhibit 4.1 to Amendment No. One to the Registrant's Registration Statement on Form S-4 (Registration Number 333-64584) and incorporated herein by reference).

5	Opinion of Silver, Freedman & Taff, L.L.P.
23.1	Consent of Silver, Freedman & Taff, L.L.P. (contained in Exhibit 5)
23.2	Consent of KPMG LLP
23.3	Consent of McGladrey & Pullen, LLP
24	Power of Attorney (contained on signature page)

END